UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 29, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

Overview

As previously disclosed on April 6, 2009, Seagate Technology (“Seagate” or the “Company”) and its subsidiary Seagate Technology HDD Holdings (“Seagate HDD”) entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) by and among the Company and Seagate HDD, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Morgan Stanley Bank N.A., as syndication agent, and BNP Paribas, Keybank National Association, Wachovia Bank, National Association and The Bank of Nova Scotia, as co-documentation agents.

On April 29, 2009 (the “Effective Date”), the Amended Credit Agreement became effective. In connection with the effectiveness of the Amended Credit Agreement, Seagate HDD, the Company and certain other material subsidiaries of the Company (the Company and such subsidiaries, collectively, the “Initial Loan Guarantors”) entered into the U.S. Guarantee Agreement with the Administrative Agent, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, pursuant to which Seagate HDD’s obligations under the Amended Credit Agreement became guaranteed by the Initial Loan Guarantors. In addition, the Company, Seagate HDD and/or certain of the Initial Loan Guarantors entered into, among others, the following agreements with the Administrative Agent:

•	the U.S. Security Agreement;

•	the U.S. Pledge Agreement;

•	the Indemnity, Subrogation and Contribution Agreement;

•	three Equitable Share Mortgages; and

•	the Omnibus Debenture.

The agreements listed above (collectively the “Loan Security Agreements”), or in the case of the Equitable Share Mortgages, a form thereof, are filed as Exhibits 10.2 through 10.6 to this Current Report on Form 8-K, and are incorporated herein by reference.

Security

The Amended Credit Agreement provides that, subject to the provisions below, Seagate HDD’s and the other Loan Parties’ (as defined in the Amended Credit Agreement) obligations under the Amended Credit Agreement must be secured by first-priority liens granted by Seagate HDD, the Initial Loan Guarantors organized, or with material assets located, in the United States of America (including any State thereof and the District of Columbia), the Cayman Islands, Northern Ireland, Singapore and The Netherlands (such Initial Loan Guarantors, the “Initial Loan Grantors,” and such jurisdictions collectively referred to herein as the “Collateral Jurisdictions”), and future material Loan Guarantors organized, or with material assets located, in the Collateral Jurisdictions (such future guarantors, together with the Initial Loan Grantors, the “Loan Grantors”) on substantially all assets of Seagate HDD and the Loan Grantors (whether now owned or hereafter arising or acquired) and subject to certain permitted liens, including without limitation:

•

a perfected first-priority pledge of (1) all the equity interests of Seagate HDD, (2) all the equity interests of each existing and subsequently acquired subsidiary that is organized under the laws of the Collateral Jurisdictions, which equity interests are held by Seagate HDD, the Company or any other Loan Guarantor and (3) all the equity interests of any other subsidiary, which equity interests are held by Seagate HDD, the Company or any other Loan Guarantor organized under the laws of any of the Collateral Jurisdictions (collectively, the “Pledged Equity Interests”);

•

perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of Seagate HDD, the Company and each other Loan Guarantor organized under the laws of the Collateral Jurisdictions and any material assets located in the Collateral Jurisdictions and owned by any other Loan Guarantor (to the extent legally available in the Collateral Jurisdictions and subject to the next succeeding paragraph), including but not limited to accounts, inventory, equipment, investment property, intellectual property, intercompany debt, general intangibles, licensing agreements (it being understood that Seagate HDD, the Company and the other Loan Guarantors will not be required to obtain third-party consents (other than from Seagate HDD, the Company or any subsidiary) in order to perfect security interests in any such licensing agreements), real property, cash deposit and security accounts (collectively, the “Mortgaged Assets”); and

•	proceeds of the foregoing.

Notwithstanding the foregoing:

•

local law documentation, and steps to ensure perfection, with respect to the pledges and security interests contemplated by the immediately preceding paragraph are only required in the Collateral Jurisdictions; and

•

assets need only be pledged to the extent that (1) the pledge is permitted by applicable law and contracts binding on Seagate HDD, the Company and the other Loan Guarantors (but only to the extent that the restrictions in such contracts, taken as a whole, do not materially limit the collateral that would otherwise be pledged), (2) no material adverse tax consequence would result therefrom (as determined by the Administrative Agent after consultation with Seagate HDD) and (3) the cost to the Company or any subsidiary of providing such pledge (or perfection thereof) would not be excessive in view of the related benefits to be received by the Lenders (as determined by the Administrative Agent after consultation with Seagate HDD).

As required by the Amended Credit Agreement, on the Effective Date, pursuant to the Loan Security Agreements, the Loan Parties’ obligations under the Amended Credit Agreement were secured by first-priority liens granted by Seagate HDD and the Initial Loan Guarantors organized, or with material assets located, in the Cayman Islands and the United States of America (including any State thereof and the District of Columbia) on substantially all of their tangible and intangible assets, subject to certain permitted liens. Pursuant to the Amended Credit Agreement, Seagate HDD has a 90-day period from the Effective Date (which period may be extended by the Administrative Agent by up to 60 days) to secure the Loan Parties’ obligations under the Amended Credit Agreement with first priority liens granted by the Initial Loan Guarantors organized, or with material assets located, in The Netherlands, Northern Ireland and Singapore on substantially all of their tangible and intangible assets, subject to certain permitted liens.

The above description of security is qualified in its entirety by the Loan Security Agreements, filed as Exhibits 10.2 through 10.6 to this Current Report on Form 8-K, which are incorporated herein by reference.

Senior Secured Second-Priority Notes due 2014

Overview

On May 1, 2009 (the “Closing Date”), Seagate Technology International (the “Issuer”), an exempted limited liability company organized under the laws of the Cayman Islands and an indirect subsidiary of the Company, issued $430 million in aggregate principal amount of 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”), which mature on May 1, 2014, pursuant to an indenture, dated as of May 1, 2009 (the “Indenture”), among the Issuer, the Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Interest on the Notes will be payable in cash. Interest on the Notes is payable semiannually on May 1 and November 1 of each year, commencing on November 1, 2009, to holders of record of the Notes on April 15 or October 15 immediately preceding the interest payment date.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes. The above description of the Indenture and the Notes contained herein is qualified in its entirety by the Indenture and the form of 10.00% Senior Secured Second-Priority Note due 2014 (included in the Indenture), filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Guaranties

The obligations of the Issuer pursuant to the Indenture, including any repurchase obligation resulting from a change of control (as defined in the Indenture), are unconditionally guaranteed, jointly and severally, on a general, secured basis, by the Company and each of its existing and future, direct or indirect, wholly owned material subsidiaries (other than the Issuer) that is a borrower under, or guarantees, the Amended Credit Agreement, subject to certain exceptions. Such guarantees are collectively referred to herein as the “Note Guaranties” and each, a “Note Guaranty.” The Company and such subsidiary guarantors are collectively referred to herein as the “Guarantors,” and the Guarantors that guaranteed the Notes as of the Closing Date are collectively referred to herein as the “Initial Guarantors”).

Each Note Guaranty is limited to the maximum amount that would not render the Guarantors’ obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state or foreign law.

The Note Guaranty of a Guarantor (other than the Company) will automatically terminate and be released upon:

(1) a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or a Restricted Subsidiary (as defined in the Indenture)) otherwise permitted by the Indenture;

(2) the release or discharge of the guarantee by such Guarantor of obligations under the Amended Credit Agreement or such other guarantee that resulted in the creation of such guarantee except a discharge or release by or as a result of payment under such guarantee, provided that (a) the aggregate amount of borrowings and available commitments under the senior secured credit facility, after giving effect to such release, is at least $200 million (the “Minimum Size Credit Facility”), (b) the aggregate fair market value of collateral owned by Guarantors released pursuant to this clause (2) on and after May 1, 2009 (in each case measured at the date of release and as determined in good faith by the board of directors of the Company) after giving effect to any such release does not exceed 30% of the aggregate fair market value of the collateral immediately prior to such release and (c) the collateral owned by Guarantors released pursuant to this clause (2) may not consist of substantially all of the collateral relating to any facility, line of business or division that generated, in the four quarters immediately prior to the proposed release thereof for which financial reports have been provided as required under the Indenture, more than 15% of the EBITDA (as defined in the Indenture) of the Company and its Restricted Subsidiaries;

(3) the designation in accordance with the Indenture of such Guarantor as an “Unrestricted Subsidiary” (as such term is defined in the Indenture); or

(4) defeasance or discharge of the Notes, as provided in the Indenture.

Ranking

The Notes are general secured obligations of the Issuer and rank senior in right of payment to all existing and future debt of the Issuer that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future debt of the Issuer that is not so subordinated, effectively senior to all unsecured debt to the extent of the value of the collateral securing such debt and effectively junior to any obligations of the Issuer that are either (1) secured by a lien on the collateral that is senior or prior to the second-priority liens securing the Notes, including the first-priority liens securing obligations under the Amended Credit Agreement, and, potentially, certain permitted liens under the Indenture, or (2) secured by assets that are not part of the collateral securing the Notes, in each case to the extent of the value of the assets securing such debt.

The Note Guaranties are general secured obligations of the Guarantors and rank senior in right of payment to all existing and future debt of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Note Guaranties and pari passu in right of payment with all existing and future debt of the Guarantors that is not so subordinated, effectively senior to all unsecured debt of the Guarantors to the extent of the value of the collateral and effectively junior to any obligations of any Guarantor that are either (1) secured by a lien on the collateral that is senior or prior to the second-priority liens securing the Note Guaranties, including the first-priority liens securing obligations of the Guarantors under the Amended Credit Agreement, and, potentially, certain permitted liens under the Indenture, or (2) secured by assets that are not part of the collateral securing the Notes, in each case, to the extent of the value of the assets securing such debt.

Certain of the Company’s subsidiaries have not guaranteed and will not guarantee the Notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders, if any, of those subsidiaries generally have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, the Issuer and the other Guarantors, including holders of the Notes. The Notes and each Note Guaranty therefore is effectively subordinated to creditors, including trade creditors, and preferred and minority stockholders, if any, of subsidiaries of the Company (other than the Issuer and the Guarantors).

Release of Liens

The second-priority liens (described under “Security” below) securing the Note Guaranty of any Guarantor will be automatically released when such Guarantor’s Note Guaranty is released in accordance with the terms of the Indenture. In addition, the second-priority liens securing the Notes will be automatically released:

(1) upon discharge or defeasance of the Notes as set forth in the Indenture;

(2) upon payment in full of principal, interest and all other obligations on the Notes issued under the Indenture;

(3) with the consent of the requisite holders of the Notes in accordance with the provisions under the Indenture, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(4) in connection with any disposition of collateral to any person other than the Company, the Issuer or any of the Restricted Subsidiaries (but excluding any consolidation, merger or sale of assets transaction, where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted by the Indenture (with respect to the lien on such collateral);

(5) upon the sale or disposition of any collateral pursuant to the exercise of any rights and remedies by the Administrative Agent with respect to any collateral securing the first-priority lien obligations or the commencement or prosecution of enforcement by the holders of first-priority lien obligations of any of the rights and remedies under the documents governing the first-priority lien obligations or applicable law, including without limitation the exercise of any rights of set-off or recoupment; and

(6) other than in connection with an enforcement action, upon the release or discharge of the first-priority liens securing obligations under the Amended Credit Agreement or any guarantees thereof on any collateral (with respect to the lien on such collateral); provided that (a) the senior secured credit facility is a Minimum Size Credit Facility, (b) the aggregate fair market value of collateral released pursuant to this clause (6) on and after May 1, 2009 (in each case measured at the date of release and as determined in good faith by the board of directors of the Company) after giving effect to any such release does not exceed 30% of the aggregate fair market value of the collateral immediately prior to such release and (b) the collateral released pursuant to this clause (6) may not consist of substantially all of the collateral relating to any facility, line of business or division that generated, in the four quarters immediately prior to the proposed release thereof for which financial reports have been provided as required under the Indenture, more than 15% of EBITDA of the Company and its Restricted Subsidiaries.

Optional Redemption

At any time and from time to time prior to May 1, 2013, upon not less than 30 nor more than 60 days’ notice, the Issuer may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed, plus the greater of (1) 1.0% of the principal amount of the Notes being redeemed and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on May 1, 2013 (as stated in the next paragraph below), plus (ii) all required interest payments due on such Note through May 1, 2013 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note, plus accrued and unpaid interest, if any, to the redemption date.

At any time and from time to time on or after May 1, 2013, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus a premium equal to one-half the annual coupon thereon and accrued and unpaid interest, if any, to the redemption date.

In addition, before May 1, 2012, the Issuer may, at its option on one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds from one or more equity offerings by the Company, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (1) at least 65% of such aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its affiliates) and (2) each such redemption occurs within 90 days after the date of the related equity offering by the Company.

Repurchase of Notes upon a Change of Control

Not later than 30 days following a Change of Control Triggering Event (as defined in the Indenture), the Company or the Issuer must make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Other Covenants

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its Restricted Subsidiaries to (subject to certain exceptions):

•	incur additional debt or issue certain preferred stock;

•	create liens;

•	pay dividends on or make other distributions in respect of the Company’s capital stock;

•	purchase or redeem the Company’s capital stock;

•	make certain investments other restricted payments;

•	sell certain assets;

•	issue or sell capital stock of Restricted Subsidiaries;

•	enter into certain transactions with the Company’s stockholders or affiliates;

•	designate the Company’s subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s, the Issuer’s or any Guarantor’s assets.

The obligations of the Company and its Restricted Subsidiaries to comply with certain of these restrictions will be suspended and cease to have any further effect from and after the first date when the corporate family rating of the Company is Investment Grade (as defined in the Indenture); provided that if the corporate family rating of the Company ceases to be Investment Grade, then, from and after such time, the obligation of the Company and its Restricted Subsidiaries to comply with the suspended covenants shall be reinstated.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Security

The Indenture provides that, subject to the provisions below, the Notes must be secured by second-priority liens granted by the Issuer, the Initial Guarantors organized, or with material assets located, in the Collateral Jurisdictions (such Initial Guarantors, the “Initial Notes Grantors”), and future material Guarantors organized, or with material assets located, in the Collateral Jurisdictions (such future Guarantors, together with the Initial Notes Grantors, the “Notes Grantors”) on substantially all assets of the Issuer and the Notes Grantors (whether now owned or hereafter arising or acquired) and subject to certain permitted liens, including without limitation:

•	a perfected second-priority pledge of the Pledged Equity Interests;

•	perfected second-priority security interests in, and mortgages on, the Mortgaged Assets; and

•	proceeds of the foregoing.

Notwithstanding the foregoing:

•

local law documentation, and steps to ensure perfection, with respect to the pledges and security interests contemplated by the immediately preceding paragraph are only required in the Collateral Jurisdictions; and

•

assets need only be pledged to the extent that (1) the pledge is permitted by applicable law and contracts binding on the Company, the Issuer and the other Guarantors (but only to the extent that the restrictions in such contracts, taken as a whole, do not materially limit the collateral that would otherwise be pledged), (2) no material adverse tax consequence would result therefrom (as determined reasonably by the board of directors of the Company) and (3) the cost to the Company or any Restricted Subsidiary of providing such pledge (or perfection thereof) would not be excessive in view of the related benefits to be received by the holders of the Notes (as determined reasonably by the board of directors of the Company);

provided that the Issuer and the Guarantors are required to execute such local law documentation, and pledge such assets to the extent that the Issuer and the Guarantors execute such documentation or pledge such assets for the benefit of the lenders under the Amended Credit Agreement.

Upon an enforcement event or insolvency proceeding, proceeds from the collateral will be applied first to satisfy obligations under the Amended Credit Agreement and certain other first-priority obligations, and then to satisfy obligations on the Notes.

Concurrently with the issuance of the Notes on the Closing Date, the Issuer, certain of the Initial Guarantors and the Trustee, in its capacity as the collateral agent (the “Collateral Agent”) entered into, among others, the following security agreements (collectively, the “Notes Security Agreements”) providing for second-priority liens securing the Notes:

•	the Second Lien U.S. Security Agreement;

•	the Second Lien U.S. Pledge Agreement;

•	three Second Priority Equitable Share Mortgages; and

•	the Second Priority Omnibus Debenture.

As required by the Indenture, pursuant to the Notes Security Agreements, the Issuer’s obligations under the Notes are secured by second-priority liens granted by the Issuer and the Initial Notes Grantors organized, or with material assets located, in the Cayman Islands and the United States of America (including any State thereof and the District of Columbia) on substantially all of their tangible and intangible assets, subject to certain permitted liens. Second-priority liens over additional assets shall not be required to be granted until such time as such assets are required to have become collateral security under the Amended Credit Agreement (taking into account any waivers or extensions granted by the Administrative Agent thereunder); provided that the senior secured credit facility is a Minimum Size Credit Facility. If the senior secured credit facility is not a Minimum Size Credit Facility, then required grants of second-priority liens shall be required to be made within the time period specified in the Indenture.

The above description of security is qualified in its entirety by the Second Lien U.S. Security Agreement, the Second Lien U.S. Pledge Agreement and the Second Priority Omnibus Debenture, filed as Exhibits 10.7 through 10.9 to this Current Report on

Form 8-K, which are incorporated herein by reference, and by the three Second Priority Equitable Share Mortgages, a form of which is filed as Exhibit 10.10 to this Current Report on Form 8-K, which is incorporated herein by reference.

Intercreditor Agreement

In connection with the issuance of the Notes, the Issuer, Seagate HDD as borrower under the Amended Credit Agreement, the Initial Notes Grantors, the Trustee, in its capacity as the Collateral Agent and the Administrative Agent entered into an Intercreditor Agreement, dated as of May 1, 2009, which set forth agreements with respect to the second priority status of the second-priority liens contemplated in the Indenture.

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the obligations under the Amended Credit Agreement, the Administrative Agent will determine the time and method by which the security interests in the collateral will be enforced and has the sole and exclusive right to manage, perform and enforce the terms of the security documents relating to the collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such collateral, including, without limitation, following the occurrence of a default or event of default under the Indenture. The Collateral Agent is not permitted to enforce the security interests even if any event of default under the Indenture has occurred and the Notes have been accelerated, with limited exceptions. The holders of the first-priority liens will receive all proceeds from any realization on the collateral or from the collateral or proceeds thereof in any insolvency or liquidation proceeding, until the obligations secured by the first-priority liens are paid in full.

The Intercreditor Agreement also imposes certain other customary restrictions and agreements. This description of the Intercreditor Agreement is qualified in its entirety by the Intercreditor Agreement filed as Exhibit 10.11 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture dated as of May 1, 2009, among Seagate Technology International, as Issuer, Seagate Technology, Seagate Technology HDD Holdings, Maxtor Global Ltd., Seagate Technology (Ireland), Seagate Technology Media (Ireland), Seagate International (Johor) Sdn. Bhd., Penang Seagate Industries (M) Sdn. Bhd., Seagate Singapore International Headquarters Pte. Ltd., Seagate Technology (Thailand) Limited, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc. and Seagate Technology LLC, as Guarantors, and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 10.00% Senior Secured Second-Priority Note due 2014 (included in Exhibit 4.1)

10.1	U.S. Guarantee Agreement dated as of April 29, 2009, among Seagate Technology HDD Holdings, as Borrower, Seagate Technology, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc., Seagate Technology LLC, Maxtor Global Ltd., Seagate Technology International, Seagate International (Johor) Sdn. Bhd., Seagate Technology (Thailand) Limited, Penang Seagate Industries (M) Sdn. Bhd., Seagate Technology (Ireland), Seagate Technology Media (Ireland) and Seagate Singapore International Headquarters Pte. Ltd., as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Secured Parties (as defined therein)

10.2	U.S. Security Agreement dated as of April 29, 2009, among Seagate Technology HDD Holdings, as Borrower, Seagate Technology, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc., Seagate Technology LLC and Seagate Technology International, as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Secured Parties (as defined therein)

10.3	U.S. Pledge Agreement dated as of April 29, 2009, among Seagate Technology HDD Holdings, as Borrower, Seagate Technology, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc. and Seagate Technology LLC, as Pledgors, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Secured Parties (as defined therein)

10.4	Indemnity, Subrogation and Contribution Agreement dated as of April 29, 2009, among Seagate Technology HDD Holdings, as Borrower, Seagate Technology, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc., Seagate Technology LLC, Maxtor Global Ltd., Seagate Technology International, Seagate International (Johor) Sdn. Bhd., Seagate Technology (Thailand) Limited, Penang Seagate Industries (M) Sdn. Bhd., Seagate Technology (Ireland), Seagate Technology Media (Ireland) and Seagate Singapore International Headquarters Pte. Ltd., as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Secured Parties (as defined therein)

10.5	Form of Equitable Share Mortgage in respect of shares dated April 29, 2009, between [Seagate entity], as Mortgagor, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.6	Omnibus Debenture dated April 29, 2009, between Seagate Technology, Seagate Technology HDD Holdings, Seagate Technology International, Seagate Technology (Ireland) and Seagate Technology Media (Ireland), as Chargors, and JPMorgan Chase Bank, N.A., as Administrative Agent or Chargee

10.7	Second Lien U.S. Security Agreement dated as of May 1, 2009, among Seagate Technology International, Seagate Technology, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc., Seagate Technology LLC and Seagate Technology HDD Holdings, as Grantors, and Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties (as defined therein)

10.8	Second Lien U.S. Pledge Agreement dated as of May 1, 2009, among Seagate Technology, Seagate Technology (US) Holdings, Inc., Maxtor Corporation, i365 Inc., Seagate Technology LLC and Seagate Technology HDD Holdings, as Pledgors, and Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties (as defined therein)

10.9	Second Priority Omnibus Debenture dated May 1, 2009, between Seagate Technology, Seagate Technology HDD Holdings, Seagate Technology International, Seagate Technology (Ireland) and Seagate Technology Media (Ireland), as Chargors, and Wells Fargo Bank, National Association, as Collateral Agent or Chargee

10.10	Form of Second Priority Equitable Share Mortgage in respect of shares dated May 1, 2009, between [Seagate entity], as Mortgagor, and Wells Fargo Bank, National Association, as Collateral Agent

10.11	Intercreditor Agreement dated as of May 1, 2009, among JPMorgan Chase Bank, N.A., as Administrative Agent and First Priority Representative for the First Priority Secured Parties (as defined therein), Wells Fargo Bank, National Association, as Collateral Agent and Second Priority Representative for the Second Priority Secured Parties (as defined therein), Seagate Technology HDD Holdings, as Borrower, Seagate Technology International, as the Second Lien Issuer, and each of the other Loan Parties (as defined therein) party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: May 5, 2009